UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K
______________________

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 5, 2020
 ______________________
HOLOGIC, INC.
(Exact Name of Registrant as Specified in Its Charter)
______________________
Delaware
(State or Other Jurisdiction of Incorporation)

1-36214	04-2902449
(Commission File Number)	(I.R.S. Employer Identification No.)

250 Campus Drive,
Marlborough,
MA	01752
(Address of Principal Executive Offices)	(Zip Code)

(508) 263-2900
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)
 ______________________
Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	HOLX	The NASDAQ Stock Market LLC
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07    Submission of Matters to a Vote of Security Holders.

The Company’s Annual Meeting of Stockholders was held on March 5, 2020. Of the 264,126,808 shares outstanding and entitled to vote, 236,161,011 shares were represented at the meeting, constituting a quorum of 89.41%

All eight director nominees were elected to the Board for a one-year term.

In addition to electing directors, the stockholders:

•	provided advisory approval of the Company’s executive compensation (“say-on-pay”); and

•	ratified the selection of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending
September 26, 2020.

The results of the votes for each of these proposals were as follows:

Proposal 1.     Election of Directors

Nominees	For	Withhold	Broker Non-Votes
Stephen P. MacMillan	213,530,667	12,773,504	9,856,840
Sally W. Crawford	214,582,342	11,721,829	9,856,840
Charles J. Dockendorff	221,304,087	5,000,084	9,856,840
Scott T. Garrett	211,876,602	14,427,569	9,856,840
Ludwig N. Hantson	218,258,352	8,045,819	9,856,840
Namal Nawana	218,268,270	8,035,901	9,856,840
Christiana Stamoulis	224,058,961	2,245,210	9,856,840
Amy M. Wendell	224,124,802	2,179,369	9,856,840

Proposal 2.     Advisory approval of the Company’s executive compensation

For:	Against:	Abstain:	Broker Non-Votes:
185,555,444	39,060,828	1,687,899	9,856,840

Proposal 3.	Ratification of the selection of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending September 26, 2020

For:	Against:	Abstain:
231,061,393	3,769,311	1,330,307

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 10, 2020	HOLOGIC, INC.

	By:	/s/ Patricia K. Dolan
Patricia K. Dolan Vice President and Secretary